Exhibit 10.2
AMENDED AND RESTATED INTERMEDIARY MANAGER AGREEMENT

    THIS AGREEMENT is made and entered into as of this 1st day of March, 2023, by and between AG Twin Brook Capital Income Fund, a Delaware statutory trust (the “Fund”) and Foreside Financial Services, LLC, a Delaware limited liability company (the “Intermediary Manager” and, together with the Fund, the “Parties”).

WHEREAS, the Fund is a non-diversified closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) regulated under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue common shares of beneficial interest (“Shares”);

WHEREAS, the Fund expects to obtain exemptive relief from the Securities and Exchange Commission (the “SEC”) that permits the Fund to issue multiple classes of Shares and to, among other things, impose asset based distribution fees (12b-1 fees) and early redemption fees (the “Multi-Class Exemptive Order”), subject to the conditions of the Multi-Class Exemptive Order;

WHEREAS, the Fund desires to retain the Intermediary Manager as its principal underwriter in connection with the offering of the Shares of the Fund;

WHEREAS, the Intermediary Manager is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Fund’s board of trustees (the “Board”), including a majority of the trustees who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Agreement; and

WHEREAS, the Intermediary Manager is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Appointment of Distributor. The Fund hereby appoints the Intermediary Manager as its agent and principal underwriter for the distribution of Shares of the Fund, on the terms and conditions set forth in this Agreement, and the Intermediary Manager hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.    Services and Duties of the Intermediary Manager.

A.    The Intermediary Manager agrees to act as the principal underwriter of the Fund for the purpose of distributing Shares in public and certain private offerings (collectively, the “Offering”) upon the terms described in the Prospectus (subject to the Fund’s right of reallocation, as described in the Prospectus) through brokers and/or financial intermediaries (each a “Broker” and collectively, the “Brokers”), all of whom shall be members of FINRA and with whom the Intermediary Manager has entered into or will enter into a selected dealer agreement related to the distribution of Shares, substantially in the Form attached to this Agreement as Exhibit A (each, a “Standard Dealer Agreement”) or such other form as approved by the Fund. As used in this Agreement, the term “Prospectus” shall mean each current prospectus, as amended or supplemented, relating to the Fund and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Fund under the Securities Act of 1933, as amended (the “1933 Act”) and, where applicable, each current private placement memorandum, as amended or supplemented, relating to a private placement offering of Shares.

B.    During the Offering, the Intermediary Manager agrees that it shall use its best efforts to distribute the Shares on said terms and conditions set forth in the Prospectus and any additional terms or conditions specified in Exhibit B to this Agreement, as it may be amended from time to time. All orders for Shares shall be made through financial intermediaries or directly to the Fund, or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Fund or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form.

C.    The Intermediary Manager shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Fund so as to enable the Shares to be traded through the Alternative Investment Product (“AIP”) services of the Depository Trust & Clearing Corporation (“DTCC”). The Intermediary Manager shall not be responsible for any operational matters associated with trades or subscription to AIP services of DTCC transactions.

D.    The Intermediary Manager acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Fund other than as contained in the Prospectus and any sales literature and advertising materials specifically approved by the Fund.

E.    The Intermediary Manager agrees to review all proposed marketing materials for compliance with applicable FINRA and SEC advertising rules and regulations, and shall file with FINRA those marketing materials that it believes are in compliance with such laws and regulations. The Intermediary Manager agrees to furnish to the Fund any comments provided by regulators with respect to such materials.

F.    The form of the Standard Dealer agreement shall be approved by the Fund. The Intermediary Manager shall not be obligated to make any payments to qualified broker-dealers and other financial intermediaries (the “Financial Intermediaries”) or other third parties, unless (i) Intermediary Manager has received a payment from the Fund pursuant to such Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan has been approved by the Fund’s Board.

G.    The Intermediary Manager shall not be obligated to sell any certain number of Shares.

H.    The Intermediary Manager shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

I.    The services furnished by the Intermediary Manager hereunder are not to be deemed exclusive and the Intermediary Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

J.    Notwithstanding anything herein to the contrary, the Intermediary Manager shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered.

K.    It is understood that the Intermediary Manager will not provide due diligence to Brokers.

3.    Representations, Warranties and Covenants of the Fund.

A.    The Fund hereby represents and warrants to the Intermediary Manager and each Broker participating in the Offering, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)     it is duly organized and in good standing under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus, and is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act;

(ii)    this Agreement has been duly authorized, executed and delivered by the Fund and, when executed and delivered, will constitute a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)    it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)    the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)    the Registration Statement and Prospectus have been prepared in conformity with the requirements of the 1933 Act and the applicable rules and regulations of the SEC promulgated thereunder (the “Rules and Regulations”), covering the Shares and the suitability standards required by the FINRA Rules for this Fund;

(vi)    as of the Effective Date or Filing Date (each as defined below), as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the 1933 Act and the Rules and Regulations. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. The Registration Statement and Prospectus, as of the applicable Effective Date, and any marketing material prepared by the Fund or its agents do not and will not contain any untrue statement of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 3(A)(vi) will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Intermediary Manager or any of the Brokers and are based upon information furnished by the Intermediary Manager in writing to the Fund specifically for inclusion therein;

(vii)    all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Fund in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, the applicable filing with FINRA’s corporate financing department through its Public Offering System, the filing with FINRA with respect to the Fund as a “direct participation program,” as defined by FINRA Rule 2310 (“DPP”), and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered; and

(viii) the Fund will use commercially reasonable efforts to not take any action that would cause the Intermediary Manager to be in violation of FINRA Rule 2310.

B.    The Fund shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Fund authorizes the Intermediary Manager to use the Prospectus, in the form furnished to the Intermediary Manager from time to time, in connection with the sale of Shares.

C.    The Fund agrees to advise the Intermediary Manager promptly in writing:

(i)    of any material correspondence or other communication by the SEC or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)    in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose;

(iii)    of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)    in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the repurchase of Shares of the Fund at any time; and

(v)    of the commencement of any litigation or proceedings against the Fund or any of their officers or directors in connection with the issue and sale of any of the Shares.

D.    The Fund shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Intermediary Manager in writing of the states in which the Shares may be sold and of any changes to such information.

E.    The Fund agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.    The Fund shall use its commercially reasonable efforts to cooperate in the efforts of the Intermediary Manager to arrange for the distribution of Shares. In addition, the Fund shall provide to the Intermediary Manager from time to time such information as Intermediary

Manager reasonably requests, certified copies of any financial statements prepared for the Fund by its independent public accountants and such reasonable number of copies of the most current Prospectus and annual and interim reports to shareholders as the Intermediary Manager may reasonably request. The Fund shall forward a copy of any SEC filings, including the Registration Statement, to the Intermediary Manager within a reasonable period of time of any such filings. The Fund represents that it will not use or authorize the use of any marketing material unless and until such materials have been approved and authorized for use by the Intermediary Manager.

G.    The Fund shall provide, and cause each other agent or service provider to the Fund, including the Fund’s transfer agent and investment adviser, to provide, to Intermediary Manager in a timely and accurate manner all such information (and in such reasonable medium) that the Intermediary Manager may reasonably request that may be necessary for the Intermediary Manager to perform its duties under this Agreement.

H.    The Fund shall not file any amendment to the Registration Statement or Prospectus that amends any provision therein which pertains to the Intermediary Manager, the distribution of the Shares or the applicable sales loads or public offering price without giving Intermediary Manager reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

I.    The Fund agrees to repurchase Shares tendered by shareholders of the Fund in accordance with the Fund’s obligations in the Prospectus and the Registration Statement. In the event that the Fund determines to suspend such repurchase right, the Fund agrees to promptly provide written notice of such suspension to the Distributor.

J.    Any Offering that is a private offering will not be offered in any jurisdiction outside of the United States and will only be offered to investors who are U.S.-domiciled “Institutional Investors” (as defined in Section 2210(a)(4) of the FINRA Rules) who are “U.S. Persons” (as defined in Rule 902(k) under the 1933 Act, “accredited investors” (as defined in Rule 501(a) under the Act), and meet other eligibility standards set forth in the Prospectus.

4.    Representations, Warranties and Covenants of the Intermediary Manager.

A.    The Intermediary Manager hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(i)    it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)    this Agreement has been duly authorized, executed and delivered by the Intermediary Manager and, when executed and delivered, will constitute a valid and legally binding obligation of the Intermediary Manager, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)    it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)    it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA, and that it and its employees and representatives have all required licenses and registrations to act under this Agreement;

(v)    (a) there are no undisclosed legal, administrative, arbitration or other actions or proceedings or governmental investigations or inquiries pending or threatened against the Intermediary Manager, its affiliates, or any of their principals, control persons, or executive officers that would reasonably be expected to result in any material adverse change in the business, prospects, conditions, affairs or operations of the Intermediary Manager or its affiliates, (b) to the knowledge of the Intermediary Manager, there is no reasonable basis for any such suit, arbitration or other action or proceeding against any such persons referred to in (a) above; and (c) except has been disclosed to the Fund in writing, there have been no administrative, civil, or criminal actions, suits, proceedings or investigations (pending, on appeal or concluded) against the Intermediary Manager, its affiliates or any of their principals, control persons, or executive officers within the last five (5) years, that materially impacts or is expected to materially impact services provided by the Intermediary Manager to the Fund;

(vi)    the information that the Intermediary Manager has provided or will provide from time to time upon the reasonable request of the Fund in connection with the Fund’s evaluation of the Intermediary Manager shall be true and correct in all material respects as of the date such information is provided; and

(vii)    the Intermediary Manager agrees that it will notify the Fund promptly, to the extent permitted by applicable law, if any of the representations in Section 4(A)(i-vi) cease to be accurate at any time during the term of this Agreement.

B.    In connection with all matters relating to this Agreement, the Intermediary Manager will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Intermediary Manager’s role as the principal underwriter of the Fund.

C.    The Intermediary Manager shall promptly notify the Fund of the commencement of any litigation or proceedings against the Intermediary Manager or any of its managers, officers or directors in connection with the issue and sale of any of the Shares.

D.    The Intermediary Manager will offer and sell the Shares at the Offering prices per share as determined in accordance with the Prospectus.

E.    The Intermediary Manager agrees to update the Chief Compliance Officer of the Fund via written communication on a quarterly basis regarding any compliance issues that have occurred since the prior quarter.

5.    Compensation.

A.    In consideration of Intermediary Manager’s services in connection with the distribution of Shares of the Fund, Intermediary Manager shall receive the compensation set forth in Exhibit B.

B.    Except as specified in Section 5A, Intermediary Manager shall be entitled to no compensation or reimbursement of expenses for services provided by Intermediary Manager pursuant to this Agreement. Intermediary Manager may receive compensation from the Fund’s investment adviser related to its services hereunder or for additional services all as may be agreed to between the investment adviser and Intermediary Manager.

6.    Expenses.

A.    The Fund shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with its shareholders, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Fund; (iv) FINRA filing fees; and (v) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Fund pursuant to Section 3(D) hereof.

B.    The Intermediary Manager shall bear the expenses of registration or qualification of the Intermediary Manager as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Intermediary Manager does not assume responsibility for any expenses not expressly assumed hereunder.

7.    Indemnification.

A.    The Fund shall indemnify, defend and hold the Brokers and the Intermediary Manager, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled such Broker or the Intermediary Manager within the meaning of Section 15 of the 1933 Act (collectively, the “Intermediary Manager Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Intermediary Manager Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Intermediary Manager serving as principal underwriter of the Fund pursuant to this Agreement, (ii) the Fund’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; or (iii) any claim that the Registration Statement, Prospectus or sales literature and advertising materials or other information filed or made public by the Fund (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, however, that the Fund’s obligation to indemnify any of the Intermediary Manager Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus or any such advertising materials or sales literature in reliance upon and in conformity with information relating to the Brokers or the Intermediary Manager and furnished to the Fund or its counsel by such Broker or the Intermediary Manager in writing for use is such Registration Statement, Prospectus or sales literature and advertising materials. In no event shall anything contained herein be so construed as to protect the Intermediary Manager Indemnitees against any liability to the Fund or its shareholders to which the Intermediary Manager Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

The Fund’s agreement to indemnify the Intermediary Manager Indemnitees with respect to any action is expressly conditioned upon the Fund being notified of such action or claim of loss brought against any Intermediary Manager Indemnitee, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Intermediary Manager Indemnitee, unless the failure to give notice does not prejudice the Fund. Such notification shall be given by letter addressed to the Fund’s President, but the failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this Section 7(A).

B.    The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and approved by the Intermediary Manager, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Intermediary Manager Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any such suit, or in case the Intermediary Manager does not, in the exercise of reasonable judgment, approve of counsel chosen by the Fund or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Fund and the Intermediary Manager Indemnitee(s), the Fund will reimburse the Intermediary Manager Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by Intermediary Manager and them. The Fund’s indemnification agreement contained in Sections 7(A) and 7(B) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Intermediary Manager Indemnitee(s) and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Intermediary Manager’s benefit, and to the benefit of each Intermediary Manager Indemnitee.

C.    The Intermediary Manager shall indemnify, defend and hold the Fund, their affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnitees”), free and harmless from and against any and all Losses that any Fund Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) the Intermediary Manager’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; or (ii) any claim that the Registration Statement, Prospectus, sales literature and advertising materials or other information filed with the SEC or made public by the Fund (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by the Intermediary Manager in writing for use in such Registration Statement, Prospectus, sales literature and advertising materials or other information filed with the SEC or made public by the Fund. In no event shall anything contained herein be so construed as to protect the Fund against any liability to the Intermediary Managers to which the Fund would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

The Intermediary Manager’s agreement to indemnify the Fund Indemnitees is expressly conditioned upon the Intermediary Manager being notified of any action or claim of loss brought against a Fund Indemnitee, such notification to be given by letter addressed to the Intermediary Manager’s Legal Department, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund Indemnitee, unless the failure to give notice does not prejudice the Intermediary Manager. The failure so to notify the Intermediary Manager of any such action shall not relieve the Intermediary Manager from any liability which the Intermediary Manager may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Intermediary Manager’s indemnity agreement contained in this Section 7(C).

D.    The Intermediary Manager shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Intermediary Manager elects to assume the defense, such defense shall be conducted by counsel chosen by the Intermediary Manager and approved by the Fund Indemnitee, which approval shall not be unreasonably withheld. In the event the Intermediary Manager elects to assume the defense of any such suit and retain such counsel, the Fund Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Intermediary Manager does not elect to assume the defense of any such suit, or in case the Fund does not, in the exercise of reasonable judgment, approve of counsel chosen by the Intermediary Manager or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Intermediary Manager and the Fund Indemnitee(s), the Intermediary Manager will reimburse the Fund Indemnitee(s) in such suit, for the fees and expenses of any counsel retained by the Fund and them. The Intermediary Manager’s indemnification agreement contained in Sections 7(C) and (D) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund Indemnitee(s), and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Fund’s benefit and to the benefit of each Fund Indemnitee.

E.    Each Broker severally will indemnify and hold harmless the Fund, the Intermediary Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Fund or the Intermediary Manager within the meaning of Section 15 of the 1933 Act (the “Broker Indemnified Persons”) from and against any Losses to which a Broker Indemnified Person may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or (ii) in any blue sky application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or in any blue sky application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Intermediary Manager by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Registration Statement, the Prospectus, any post-effective amendment or supplement either or in preparation of any blue sky application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Intermediary Agreement entered into between the Intermediary Manager and the Broker; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Broker will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Broker may otherwise have.

F.     No person shall be obligated to provide indemnification under this Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

8.    Dealer Agreement Indemnification.

A.    Both Parties acknowledge and agree that certain large and significant broker-dealers require that Intermediary Manager enter into dealer agreements (the “Non-Standard Dealer Agreements”) that contain certain representations, undertakings and indemnification that are not included in the Standard Dealer Agreement.

B.    To the extent that Intermediary Manager enters into any Non-Standard Dealer Agreement, after review and approval by the Fund, the Fund shall indemnify, defend and hold the Intermediary Manager Indemnitees free and harmless from and against any and all Losses that any Intermediary Manager Indemnitee may incur arising out of or relating to (a) Intermediary Manager’s actions or failures to act pursuant to any Non-Standard Dealer Agreement; (b) any representations made by Intermediary Manager in any Non-Standard Dealer Agreement to the extent that Intermediary Manager is not required to make such representations in the Standard Dealer Agreement; or (c) any indemnification provided by Intermediary Manager under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification Intermediary Manager provides to intermediaries in the Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect the Intermediary Manager Indemnitees against any liability to the Fund or its shareholders to which the Intermediary Manager Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Intermediary Manager’s obligations or duties under the Non-Standard Dealer Agreement or by reason of Intermediary Manager’s reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement.

9.    Limitations on Damages. Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.    Force Majeure. Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the Party seeking to apply this force majeure clause.

11.    Duration and Termination.

A.    This Agreement shall become effective on the Effective Date. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Fund’s Board or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

B.    Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, by the Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the Parties. Further, this Agreement may be terminated upon no less than 30 days’ written notice, by either the Fund through a vote of a majority of the members of the Board who are not interested persons, as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of a Fund, or by the Distributor.

C.    This Agreement will automatically terminate in the event of its “assignment” as such term is defined in the 1940 Act and the rules thereunder.

12.    Anti-Money Laundering Compliance.

A.    Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

B.    Each Party agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Intermediary Manager undertakes that it will grant to the Fund, the Fund’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Intermediary Manager’s AML Operations, and related books and records to the extent they pertain to the Intermediary Manager’s services hereunder. It is expressly understood and agreed that the Fund and the Fund’s compliance officer shall have no access to any of Intermediary Manager’s AML Operations, books or records pertaining to other clients or services of Intermediary Manager.

13.    Privacy. In accordance with Regulation S-P, the Intermediary Manager will not disclose any non-public personal information, as defined in Regulation S-P, received from the Fund or any Fund regarding any Fund shareholder; provided, however, that the Intermediary Manager may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Intermediary Manager. The Intermediary Manager shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Fund.

The Fund represents to the Intermediary Manager that it has adopted a Statement of its privacy policies and practices as required by SEC Regulation S-P and agrees to provide to the Intermediary Manager a copy of that statement annually. The Intermediary Manager agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

14.    Confidentiality. During the term of this Agreement, each Party may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to a Party which is of value to such Party and the disclosure of which could result in a competitive or other disadvantage to such Party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

Each Party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other Party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a Party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any regulatory or self-regulatory agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other Party; provided that in the event of (i) or (ii) the disclosing Party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other Party (at such other party’s expense) in any efforts to prevent such disclosure.
15.    Notices.

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, electronic mail, or posted by certified mail, return receipt requested, to the following address (or such other address as a Party may specify by written notice to the other):

(i) To Intermediary Manager:	(ii) To the Fund:
Foreside Financial Services, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Email: legal@foreside.com	AG Twin Brook Capital Income Fund Attn: General Counsel 245 Park Avenue, 26th Floor New York, NY 10167 Telephone: (212) 692-2000 Email: legal@angelogordon.com

16.    Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Parties. If required under the 1940 Act, any such amendment must be approved by the Fund’s Board, including a majority of the Fund’s Board who are not interested persons, as such term is defined in the 1940 Act, of any Party to this Agreement, in accordance with Section 15(c) of the 1940 Act and any SEC guidance or relief thereto.

17.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

18.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

19.    Survival. The provisions of Sections 5, 6, 7, 8, 9, 13, 14, 17, and 19 of this Agreement shall survive any termination of this Agreement.

20.    Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors. This Agreement shall be construed as if drafted jointly by both Parties and no presumptions shall arise in favor of any Party by virtue of authorship of any provision of this Agreement. This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

21.    Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Foreside Financial Services, LLC

By:	/s/ Teresa Cowan
Name:	Teresa Cowan
Title:	President

AG Twin Brook Capital Income Fund

By:	/s/ Jenny B. Neslin
Name:	Jenny B. Neslin
Title:	General Counsel & Secretary

EXHIBIT A

Form of Standard Dealer Agreement

EXHIBIT B

Compensation

Upfront Sales Load:
    Any and all upfront commissions on sales of Shares notified by a Fund in writing to the Intermediary Manager in respect of a particular Financial Intermediary up to the maximum such upfront commission rate set forth in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of sale of such Shares.

Class S, Class D and Class I Shares. No upfront sales load will be paid with respect to Class S shares, Class D shares or Class I shares, however, if investors buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge investors transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares.

Shareholder Servicing and Distribution Fees:
The following table shows the shareholder servicing and/or distribution fees the Fund will pay the Intermediary Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of the Fund’s NAV for such class; provided that such shareholder servicing and/or distribution fees paid to the Intermediary Manager shall remain subject to FINRA limitations on underwriting compensation. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month. For the avoidance of doubt, total underwriting compensation will not exceed 10% of gross proceeds from this offering.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	—%